EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 of Aames Financial Corporation of our report dated August 6, 1998, except as to the information presented in Note 2 for which the date is as of August 5, 1999, appearing on page F-9 of the Company's Annual Report on Form 10-K for the year ended June 30, 1999. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PricewaterhouseCoopers LLP
Los Angeles, CA
September 1, 1999


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